UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2011

CIFC CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32551	20-2008622
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 Park Avenue, 5th Floor, New York, New York		10177
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 624-1200

CIFC Deerfield Corp.
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On July 19, 2011, the registrant changed its corporate name from CIFC Deerfield Corp. to CIFC Corp. The registrant effected the corporate name change by filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware on July 19, 2011, pursuant to which a wholly-owned subsidiary of the registrant merged with and into the registrant (the "Merger"). The registrant is the surviving corporation in the Merger. The sole purpose of the Merger was to change the registrant’s corporate name.

The Merger had the effect of amending the registrant’s Certificate of Incorporation to change the name of the registrant from CIFC Deerfield Corp. to CIFC Corp. On July 19, 2011, the registrant also amended its Bylaws to reflect the name change. Other than the name change, no changes were made to the registrant’s Certificate of Incorporation or Bylaws in effect prior to July 19, 2011. The registrant’s Certificate of Ownership and Merger and Bylaws, as amended, are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

The 2011 Annual Meeting of Stockholders of CIFC Corp. will be held on Thursday, September 15, 2011. The record date for determining the stockholders entitled to vote at the 2011 Annual Meeting will be the close of business on Thursday, July 28, 2011. The meeting will be held in New York, New York at the time and location set forth in the proxy materials distributed to stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1 Certificate of Ownership and Merger

3.2 Bylaws of CIFC Corp., as amended through July 19, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC CORP.

July 19, 2011	By:	/s/ Robert A. Contreras

Name: Robert A. Contreras
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Ownership and Merger
3.2	Bylaws of CIFC Corp., as amended through July 19, 2011